CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-219561, 333-223163, 333-229679, 333-236393, and 333-253456 on Form S-8 of our reports dated February 17, 2022, relating to the financial statements of Redfin Corporation and the effectiveness of Redfin Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Redfin Corporation for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Seattle, Washington
February 17, 2022